EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of CNL Hotels & Resorts, Inc. and its subsidiaries (the "Company") as of September 30, 2004 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the nine months ended September 30, 2004 and the year ended December 31, 2003 have been derived from historical financial statements, all of which have been incorporated by reference into this Form 8-K.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 30, 2004 has been prepared to reflect adjustments to the historical financial statements to illustrate the estimated effect of the following transactions as if they had occurred on September 30, 2004:

(i)  The incurrence of a $353.5 million loan (the "Senior Term Loan") and the use of such proceeds and cash on hand to repay the remaining balance of the short-term loan entered into in connection with the acquisition of KSL Recreation Corporation ("KSL") (the "KSL Short-Term Loan");

(ii)  The use of cash on hand to repay the remaining balance of the Company's $24.1 million revolving credit facility (the "Revolving Credit Facility"); and

(iii)  The issuance of 35,000 shares of restricted stock (the "Restricted Stock Grants") in connection with the adoption and approval of the 2004 Omnibus Long-Term Incentive Plan (the "Omnibus Plan").

The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the nine months ended September 30, 2004, has been prepared to illustrate the estimated effect of the transactions described in items (i) through (iii) above as well as the estimated effect of the following transactions as though they occurred on January 1, 2003;

(i)  The estimated effect of the six Properties acquired in connection with the acquisition of KSL (the "KSL Acquisitions") for approximately $1.4 billion and the assumption of existing debt of $794 million (the “Existing KSL Loan”). The operating results for these properties were included from January 1, 2004 through the date of acquisition in April 2004 which are reflected as adjustments to include the operating results of these six resort Properties for the period of November 1, 2003 to January 31, 2004 (KSL's historical fiscal first quarter end);

(ii)  The estimated reduction in interest expense from the repayment of $80.7 million in unsecured 9.75% notes through a tender offer by the Company which occurred in May 2004; and

(iii)  The estimated effect on interest expense from the incurrence of $1.5 billion in secured borrowing (the "Secured Mortgage Loan") and the use of such proceeds to repay the $794 million Existing KSL Loan and to repay $706 million of the KSL Short-Term Loan.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2003, has been prepared to illustrate the estimated effect of the following:

(i)  The transactions described in items (i) through (iii) related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, above;

(ii)  The transactions described in items (i) through (iii) related to the Unaudited ProForma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004, above;

(iii)  The acquisition in July 2003 of RFS Hotel Investors, Inc. ("RFS"), which owned 57 primarily upper upscale, upscale and midscale hotels (the "RFS Acquisition") for $383.0 million and the assumption of approximately $409.0 million of long-term indebtedness;

F-1

(iv)  The acquisition in 2003 of one luxury resort and 15 other primarily upper upscale hotels and resorts for a total of $1.3 billion and the assumption of a total of $785.2 million of long-term indebtedness (the "Other 2003 Acquisitions");

(v)  The issuance of approximately 61,518,000 shares of the Company’s common stock and the redemption of 681,000 shares, prior to giving effect to the Reverse Stock Split described below, from the Company’s prior common stock offering, which ended on March 12, 2004 (the "Prior Stock Offering"); and

(vi)  The implementation of a reverse stock split of our common shares, in an exchange ratio of one common share for every two issued or outstanding common shares (the "Reverse Stock Split").

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 includes the operating results of KSL for the period of November 1, 2002 to October 31, 2003 (KSL’s historical fiscal year end), the results of RFS for the period from January 1, 2003 to July 10, 2003 (the date of acquisition), and the results of operations for the properties acquired in the Other 2003 Acquisitions for the period from January 1, 2003 to the date of acquisition for each individual property.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and each of the Unaudited Pro Forma Condensed Consolidated Statements of Operations (together referred to as the "Unaudited Pro Forma Condensed Consolidated Financial Statements") should be read in conjunction with (i) the Company’s historical consolidated financial statements and notes thereto, (ii) managements discussion and analysis of financial condition and results of operations, (iii) the KSL consolidated financial statements and notes thereto, (iv) the RFS consolidated financial statements and notes thereto and (v) the financial statements and notes thereto of the Hotel del Coronado, Crystal City Courtyard by Marriott, Marriott BWI, Hyatt Regency Dearborn and Capital Hilton, all of which are incorporated by reference into this Form 8-K. The Company has based its unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. These Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

In our Proxy Statement filed with the Securities and Exchange Commission on June 21, 2004, we presented Unaudited Pro Forma Condensed Consolidated Financial Statements which contained adjustments related to the proposed acquisition of our external advisor, CNL Hospitality Corp. ("CHC"), pursuant to the terms of a merger agreement dated April 29, 2004, and the estimated effect of the issuance of 1.5 million restricted stock grants in connection with the adoption of our Omnibus Plan. Our proposed acquisition of CHC has not been reflected in these Unaudited Pro Forma Condensed Consolidated Financial Statements because, as of the date of this filing, the transaction had not yet occurred. As of the date hereof, under the terms of the merger agreement, either party may terminate the merger agreement, although neither party has done so. Completion of the merger with CHC will require the waiver of certain conditions contained in the merger agreement. There can be no assurance that the merger will be consummated, or if consummated, the terms and conditions or timing thereof. Further, because the merger agreement has not been terminated, the payment of fees to CHC related to the acquisition of permanent financing associated with the Secured Mortgage Loan and the Senior Term Loan, which could amount to approximately $83 million, has not been reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements. CHC would otherwise be entitled to such fees under the terms of our advisory agreement with CHC, but we have not paid such fees pursuant to the terms of the existing merger agreement. Likewise, the issuance of 1.5 million restricted stock grants has not been reflected in these Unaudited Pro Forma Condensed Consolidated Financial Statements because such shares have not been granted as of the date of this filing and are not expected to be issued in the near future, with the exception of 35,000 shares, which are expected to be issued to members of our Board of Directors and are included in these Unaudited Pro Forma Condensed Consolidated Financial Statements.

F-2

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2004

	Company	Pro Forma Adjustments		Consolidated Pro Forma
	(In thousands, except per share data)

Assets:
Hotel and resort properties, net	$4,834,093	$—		$4,834,093
Investments in unconsolidated subsidiaries	17,670	—		17,670
Real estate held for sale	13,881	—		13,881
Cash and cash equivalents	162,525	(5,525	)(a)	132,923
		(24,077	)(b)
Restricted cash	158,603	—		158,603
Receivables, net	199,148	—		199,148
Goodwill	642,318	—		642,318
Other intangibles, net	384,640	—		384,640
Prepaid expenses and other assets	74,054	—		74,054
Loan costs, net	47,315	—		47,315
Deferred income taxes, net	36,113	—		36,113

Total assets	$6,570,360	$(29,602)		$6,540,758

Liabilities:
Mortgages payable and accrued interest	$3,517,870	$(359,000	)(a)	$3,512,345
		353,475	(a)
Line of credit	24,077	(24,077	)(b)	—
Accounts payable and accrued expenses	275,111	—		275,111
Other liabilities	76,559	—		76,559
Due to related parties	3,251	—		3,251
Membership deposits	202,788	—		202,788

Total liabilities	4,099,656	(29,602)		4,070,054

Commitments and contingencies

Minority interests	149,819	—		149,819

Stockholders’ equity	2,320,885	700	(c)	2,320,885
		(700	)(c)
Total stockholders’ equity	2,320,885	—		2,320,885

Total liabilities and stockholders’ equity	$6,570,360	$(29,602)		$6,540,758

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

F-3

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004

	Company	KSL(1) Acquisition	Pro Forma Adjustments		Consolidated Pro Forma
	(In thousands, except per share data)
Revenues:
Room	$581,653	$48,318	$—		$629,971
Food and beverage	221,798	37,706	—		259,504
Other hotel and resort operating Departments	113,700	38,281	—		151,981
Rental income from operating leases	25,650	—	—		25,650
Gain on sale of common stock	8,026	—			8,026
Gain on termination of hedges	3,498	—			3,498
Credit enhancement revenue	16,693	—	—		16,693
Interest and other income	5,402	343			5,745
	976,420	124,648	—		1,101,068

Expenses:
Room	138,670	11,059	—		149,729
Food and beverage	159,172	22,354	—		181,526
Other hotel and resort operating Departments	67,071	18,919	—		85,990
Property operations	179,962	18,686	700	(15)	200,061
			713	(17)
Repairs and maintenance	41,644	4,362	—		46,006
Hotel and resort management fees	27,425	—	2,486	(13)	29,911
Sales and marketing	57,953	5,262	—		63,215
Interest and loan cost amortization	122,162	11,202	48,384	(11)	179,114
			(876	)(19)
			(2,549	)(2)
			791	(7)
General and administrative	19,549	7,430	(3,757	)(14)	23,922
			700	(18)
Asset management fees to related party	18,792	—			18,792
Depreciation and amortization	123,639	15,284	(2,001	)(12)	136,922
Transactions costs	9,493				9,493
Loss on extinguishment of debt	15,889	—			15,889
	981,421	114,558	44,591		1,140,570

Income (loss) before equity in losses of unconsolidated subsidiaries, minority interests and income tax benefit (expense)	(5,001)	10,090	(44,591)		(39,502)
Benefit (expense) from income taxes	176	(4,036)	4,036	(16)	176
Minority interests	(7,959)	—	—		(7,959)
Equity in losses of unconsolidated subsidiaries	(13,055)	—	—		(13,055)

Income (loss) from continuing operations	$(25,839)	$6,054	$(40,555)		$(60,340)

Loss from continuing operations per share (basic and diluted):	$(0.18)				$(0.34)

Weighted average shares outstanding (basic and diluted):	146,468				178,511 (8)

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

F-4

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003
(In thousands except per share data)

		RFS	KSL
	Company	Acquisition(1)	Acquisition(1)
Revenues:
Room	$ 364,181	$ 78,234	$ 191,188
Food and beverage	98,198	8,971	136,022
Other hotel and resort operating departments	27,769	2,820	139,527
Rental income from operating leases	35,263	1,519	—
Credit enhancement revenue	24,763	—	—
Interest and other income	6,966	214	2,255

	557,140	91,758	468,992

Expenses:
Room	87,114	16,391	42,696
Food and beverage	75,457	6,499	82,100
Other hotel and resort operating departments	17,616	792	77,062
Property operations	110,857	19,487	67,752

Repairs and maintenance	25,314	5,238	17,777
Hotel and resort management fees	16,644	4,582	—
Sales and marketing	36,691	5,249	22,884
Interest and loan cost amortization	61,202	14,693	44,930

General operating and administrative	10,107	26,008	40,779

Asset management fees to related party	12,782	—	—
Depreciation and amortization	76,714	16,833	59,567

Loss on extinguishment of debt	—	—	25,007

	530,498	115,772	480,554

Income (loss) before equity in income (loss) of unconsolidated subsidiaries, minority interests and benefit (expense) from income taxes	26,642	(24,014)	(11,562)
Benefit (expense) from income taxes	1,321	1,546	3,967
Minority interests	778	—	—
Equity in loss of unconsolidated subsidiaries	(23,970)	—	—

Income (loss) from continuing operations	$ 4,771	$ (22,468)	$ (7,595)

Income (loss) from continuing operations per share
Basic and diluted	$ 0.02
Weighted average shares outstanding
Basic and diluted	172,449

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

F-5

Other 2003		Pro Forma		Consolidated
Acquisitions(1)		Adjustments		Pro Forma

$154,781	(5)	$—		$788,384
90,388	(5)	—		333,579
27,847	(5)	—		197,963
—		—		36,782
667	(9)	—		25,430
—		—		9,435

273,683		—		1,391,573

36,797	(5)			182,998
65,080	(5)	—		229,136
14,604	(5)	—		110,074
50,023	(5)	2,800	(15)	253,750
		2,831	(17)
7,873	(5)	—		56,202
8,190	(5)	9,335	(13)	38,751
15,358	(5)	—		80,182
29,614	(7)	(2,437	)(2)	211,031
		64,197	(11)
		(1,168	)(19)
—		(17,232	)(4)	33,801
		(26,561	)(14)
		700	(18)
—		—		12,782
25,522	(6)	2,750	(3)	174,531
		(6,855	)(12)
—		14,007	(2)	39,014

253,061		42,367		1,422,252

20,622		(42,367)		(30,679)
—		(3,967	)(16)	2,867
(5,985)	(10)			(5,207)
				(23,970)

$14,637		$(46,334)		$(56,989)

				$(0.38)

				151,746 (8)

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

F-6

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
As of September 30, 2004 and for the Nine Months Ended September 30, 2004
and the Year Ended December 31, 2003

Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(a)   Represents the increase from the $353.5 million Senior Term Loan and the use of such proceeds along with $5.5 million in cash on hand to repay the remaining balance of the KSL Short-Term Loan.

(b)   Represents the use of cash on hand to repay the $24.1 million existing Revolving Credit Facility.

(c)   Represents the issuance of 35,000 shares of common stock as Restricted Stock Grants at a price of $20.00 per share to members of the Company's Board of Directors under the terms of the Omnibus Plan, offset by a corresponding increase in unearned stock compensation.

Unaudited Pro Forma Condensed Consolidated Statements of Operations:

(1)   For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004, the Company’s historical Statement of Operations for the nine months ended September 30, 2004, was combined with KSL’s Statement of Income and Comprehensive Income for the three months ended January 31, 2004 (KSL’s historical fiscal first quarter end).

For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003, the Company’s historical Statement of Earnings for the year ended December 31, 2003 was combined with RFS’s historical Statement of Operations for the period from January 1, 2003 to July 10, 2003 (on July 10, 2003 the RFS Acquisition was consummated), KSL’s Statement of Operations and Comprehensive Operations for the twelve months ended October 31, 2003 (KSL’s historical fiscal year end), and the results of operations for the properties acquired in the Other 2003 Acquisitions for the period from January 1, 2003 to the date of acquisition for each individual property.

(2)   Reflects additional interest and loan cost amortization expense as a result of the Company’s incurrence of two new mortgage loans aggregating $165.0 million and secured by 26 of the properties acquired in the RFS Acquisition, including estimated debt acquisition costs in connection with the RFS Acquisition. This is offset by a reduction resulting from the repayment of a loan facility of approximately $8.5 million, which represents the average outstanding balance during the period from January 1, 2003 to July 10, 2003 and the repayment of secured notes of approximately $41.8 million and $80.7 million through two tender offers by the Company (one of which occurred in the third quarter of 2003 and the other which occurred in the second quarter of 2004). The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2003, (in thousands)*:

F-7

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

		Estimated		Estimated
	Balance	Rate		Interest

Additional interest and loan cost amortization as a result of RFS Acquisition:
New mortgage loan	$130,000	3.99%	**	$2,714
New mortgage loan	35,000	6.75%	***	1,236
Loan cost amortization (including debt acquisition fees) ($6,212 for 3 years)				1,553

Total estimated additional expenses				5,503

Reduction in interest and loan cost amortization as a result of repayment and writeoff of existing RFS loan costs:
Repayment of RFS secured notes through tender offer in 2003	41,770	9.75%		2,131
Repayment of RFS secured notes through tender offer in 2004****	78,450	9.75%		4,003
Loan cost amortization ($7,225 for 3 years)				1,806

Total estimated expense reduction				7,940

Net decrease in interest and loan cost amortization under new debt structure				$(2,437)
________________________

*
A portion of the new RFS financing was outstanding from July 10, 2003 to September 30, 2003 in the form of an RFS short-term loan. Accordingly, interest expense from this short-term loan is included in the historical results of operation of the Company. A portion of the new RFS financing was used to repay the short-term loan and, therefore, the pro forma adjustment to interest expense only includes the incremental increase in interest.

**	Interest rate is equal to one-month LIBOR plus 189 basis points. One-month LIBOR on November 11, 2004 of 2.10 percent was used to calculate estimated interest expense.

***	Interest rate is equal to one-month LIBOR plus 465 basis points. One-month LIBOR on November 11, 2004 of 2.10 percent was used to calculate estimated interest expense.

****	Interest savings is calculated on face value of notes.

Represents a $2.6 million reduction in interest expense for the nine months ended September 30, 2004 a result of the Company acquiring $80.7 million of RFS unsecured notes in 2004 through a tender offer. Also represents a one time charge of $14.0 million for the year ended December 31, 2003 in connection with this tender for the premium and other fees paid which is recorded as loss on extinguishment of debt.

In the event that one-month LIBOR increased by one-eighth of one percent, the pro forma adjustment for interest expense for the year ended December 31, 2003 would increase by $30,000.

F-8

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(3)   Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel property assets after the effect of purchase accounting entries. The following table summarizes the adjustments to depreciation and amortization of the RFS hotel properties (in thousands):

Purchase price of RFS hotel properties:	$683,802

Estimated allocation between land, buildings and equipment:
Land	$70,646
Buildings and improvements	554,066
Equipment	59,090

Total	$683,802

Estimated depreciation expense buildings and improvements (40 years)	$7,248
Equipment (3 years)	10,307

Total estimated depreciation expense	17,555
Less historical RFS depreciation expense	(14,805)

Estimated adjustment to depreciation expense	$2,750

(4)   Represents severance and termination costs of approximately $17.2 million (including approximately $11.6 million in severance costs, approximately $4.5 million in advisory fees and approximately $1.1 million in other miscellaneous fees) included in the RFS historical results that was incurred by RFS prior to its acquisition by the Company. These amounts have been excluded as they are directly related to the RFS Acquisition and are not applicable to ongoing operations acquired by the Company.

(5)   For the year ended December 31, 2003, the amount represents adjustments to revenues and expenses in connection with the Other 2003 Acquisitions which are leased to taxable REIT subsidiaries of the Company which results in aggregate revenues of approximately $273.0 million and aggregate expenses of approximately $197.9 million.

The following presents the date the Other 2003 Acquisitions occurred:

Date Acquired by the Company

Hyatt Regency Coral Gables	February 20, 2003
Hilton Rye Town	February 20, 2003
Embassy Suites Orlando Airport	February 20, 2003
Embassy Suites Crystal City	February 20, 2003
Embassy Suites Santa Clara	February 20, 2003
JW Marriott New Orleans	April 21, 2003
Seattle Marriott Waterfront*	May 23, 2003
Dallas/ Plano Marriott at Legacy Town Center	August 15, 2003
Hyatt Regency Dearborn	August 28, 2003

F-9

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

Date Acquired by the Company

Baltimore-Washington International Airport Marriott	August 29, 2003
Courtyard Crystal City	August 29, 2003
Hampton Inn Chelsea — Manhattan*	August 29, 2003
Hyatt Regency Montreal	December 15, 2003
Hilton La Jolla Torrey Pines	December 17, 2003
Capital Hilton	December 17, 2003
Hotel del Coronado	December 18, 2003
________________________

*	Newly constructed property for which no revenues or expenses existed during the pro forma period.

(6)   Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions from the Other 2003 Acquisitions calculated on the straight-line basis in the amount of approximately $25.5 million. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

The following presents the amount of land, building and FF&E for each of the Other 2003 Acquisitions (in thousands):

	Land	Building	FF&E

Hyatt Regency Coral Gables	$5,195	$29,624	$3,580
Hilton Rye Town	7,500	59,227	7,986
Embassy Suites Orlando Airport	1,368	10,128	1,366
Embassy Suites Crystal City	5,425	36,181	4,666
Embassy Suites Santa Clara	6,926	35,643	4,776
JW Marriott New Orleans	—*	83,835	14,820
Seattle Marriott Waterfront	12,037	74,033	7,242
Dallas/ Plano Marriott at Legacy Town Center	5,930	45,567	7,272
Hyatt Regency Dearborn	4,176	53,744	7,585
Baltimore-Washington International Airport Marriott	3,894	63,689	6,402
Courtyard Crystal City	8,373	26,322	2,448
Hampton Inn Chelsea — Manhattan	3,000	22,292	3,188
Hyatt Regency Montreal	8,451	54,408	9,105
Hilton La Jolla Torrey Pines	27,416	71,667	9,193
Capital Hilton	11,807	83,488	9,934
Hotel del Coronado	68,549	223,824	33,024
_____________________

*	The JW Marriott in New Orleans is located on a leased parcel of land.

(7)   Represents additional interest expense of $29.6 million relating to mortgage loans incurred or assumed by the Company in connection with the Other 2003 Acquisitions since December 31, 2002 totaling $785.2 million with a weighted average interest rate of 5.54 percent for an average period of 7.5 months.

F-10

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

The following is a summary of these loans and the estimated interest expense for the year ended December 31, 2003:

Description	Collateral	Date Incurred/Assumed	Estimated Rate During 2003	Balance when Incurred/Assumed	Estimated Interest in 2003

				(In thousands)	(In thousands)
Mortgage Loan	8 properties	June 2003	6.53%	$81,630	$2,643
Mortgage Loan	1 property	September 2003	8.08%	46,700	1,142
Mortgage Loan	1 property	May 2003	8.11%	28,891	1,509
Mortgage Loan	4 properties	February 2003	5.95%	145,000	1,182
Mortgage Loan	1 property	March 2004	5.60%	32,500	2,000
Mortgage Loan	2 properties	December 2003	6.77%	127,200	8,253
Mortgage Loan	1 property	March 2004	5.94%	33,301	1,897
Mortgage Loan	1 property	December 2003	3.94%	290,000	10,988

Total				$785,222	$29,614

The following is a summary of these loans and the estimated interest expense for the nine months ended September 30, 2004:

Description	Collateral	Date Incurred	Estimated Rate During 2004	Balance When Incurred	Estimated Interest in 2004

Mortgage Loan	1 property	March 2004	5.60%	$32,500	$379
Mortgage Loan	1 property	March 2004	5.94%	33,301	412

Total				$65,801	$791

(8)   Historical earnings per share for the nine months ended September 30, 2004 was calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2004. As a result of receipt of gross proceeds from the Prior Stock Offering, and the Restricted Stock Grant, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, adjusted as if the shares were outstanding on January 1, 2004. The following is a reconciliation of outstanding shares and weighted average shares outstanding:

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average

Historical common stock as of March 31, 2004	152,787	146,468	146,468
Push back of shares the proceeds of which were used for the KSL Acquisition	N/A	32,008	32,008
Additional shares from Restricted Stock Grants	35	35	35

Total pro forma shares	152,822	178,511	178,511

Historical earnings per share for the year ended December 31, 2003 were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2003. As a result of receipt of gross proceeds from the Prior Stock Offering and the Restricted Stock Grants, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the number of shares sold in the Prior Stock Offering to finance the Other 2003 Acquisitions

F-11

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

and other investments described in Notes above as if the shares were outstanding January 1, 2003. The following is a reconciliation of outstanding shares and weighted average shares outstanding (in thousands):

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average

Historical common stock as of December 31, 2003	242,243	172,449	172,449
Push back of shares the proceeds of which were used for the Other 2003 Acquisitions	N/A	70,136	70,136
Additional shares from Prior Stock Offering*	60,838	60,838	60,838
Adjustment for Reverse Stock Split	(151,541)	(151,712)	(151,712)
Additional shares from Restricted Stock Grants	35	35	35

Total pro forma shares	151,575	151,746	151,746
__________________________
*	Reflects issuance of 61.5 million shares offset by the redemption of 0.7 million shares.

(9)   Represents other income of $667,000 from credit enhancement revenue during the year ended December 31, 2003 related to two of the Other 2003 Acquisitions that did not achieve their targeted minimum operating returns. No proforma credit enhancement revenue existed for the nine months ended September 30, 2004.

(10)  Represents the minority interest share of net income of eleven of the Other 2003 Acquisitions through four joint ventures during the year ended December 31, 2003.

(11)  For the nine months ended September 30, 2004, reflects the estimated incremental increase in interest expense and loan cost amortization expense resulting from the repayment of the KSL Short-Term Loan of approximately $1.065 billion obtained in the KSL Acquisition and the Existing KSL Loan of $794 million assumed in connection with the KSL Acquisition with proceeds from the Secured Mortgage Loan and the Senior Term Loan (see Note (a) to the Unaudited Pro Forma Condensed Consolidated Balance Sheet) as if this transaction had occurred on January 1, 2004. The following is a summary of the interest and loan cost amortization expense (in thousands):

		Estimated		Estimated
	Balance	Rate		Interest

Additional interest and loan cost amortization as a result of the 2004 financing transactions:
Estimated interest on Secured Mortgage Loan	$1,500,000	5.44%	(a)	$61,200
Estimated interest on Senior Term Loan	353,475	5.10%	(b)	13,520
Estimated loan cost amortization:
Secured Mortgage Loan ($32,500 for 5 years)				4,875
Senior Term Loan ($6,000 for 2 years)				2,250
Total estimated additional expenses				81,845

Reduction in interest expense as a result of the repayment of the:
KSL Short-Term Loan	(1,065,000)	4.18%	(c)	(22,259)
KSL historical interest and loan cost amortization expense				(11,202)
Total estimated expense reduction				(33,461)

Net increase in interest and loan cost amortization as a result of the 2004 financing transactions				$48,384
________________________

(a)	Interest expense is one-month LIBOR plus 334 basis points. One-month LIBOR of 2.10 percent on November 11, 2004 was used to calculate estimated interest expense.

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CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(b)	Interest expense is one-month LIBOR plus 300 basis points. One-month LIBOR of 2.10 percent on November 11, 2004 was used to calculate estimated interest expense.

(c)	Interest expense is one-month LIBOR plus 275 basis points. Average one-month LIBOR of 1.43 percent during the period from April through September 2004 was used to calculate estimated interest expense.

In the event that interest rates increase by one-eighth of one percent, the pro forma adjustment for interest expense for the nine months ended September 30, 2004 would increase by approximately $577,000.

For the year ended December 31, 2003, reflects the estimated incremental increase in interest expense and loan cost amortization expense resulting from the incurrence of the Secured Mortgage Loan and the Senior Term Loan and the repayment of the Existing KSL Loan of $794 million with a portion of such proceeds. The following is a summary of the adjustment to interest and loan cost amortization expense (in thousands):

		Estimated		Estimated
	Balance	Rate		Interest

Additional interest and loan cost amortization as a result of the 2004 financing transactions:
Estimated interest on Secured Mortgage Loan	$1,500,000	5.44%	(a)	$81,600
Estimated interest on Senior Term Loan	353,475	5.10%	(b)	18,027
Estimated loan cost amortization:
Secured Mortgage Loan ($32,500 for 5 years)				6,500
Senior Term Loan ($6,000 for 2 years)				3,000
Total estimated additional expenses				109,127

Elimination of KSL historical interest and loan cost amortization expense				(44,930)

Net increase in interest and loan cost amortization as a result of the 2004 financing transactions				$64,197
________________________

(a)	Interest expense is one-month LIBOR plus 334 basis points. One-month LIBOR of 2.10 percent on November 11, 2004 was used to calculate estimated interest expense.

(b)	Interest expense is one-month LIBOR plus 300 basis points. One-month LIBOR of 2.10 percent on November 11, 2004 was used to calculate estimated interest expense.

In the event that one-month LIBOR increases by one-eighth of one percent, the pro forma adjustment for interest expense would increase by approximately $1.3 million.

(12)  Adjustments for estimated pro forma depreciation and amortization of real estate assets relating to the KSL Acquisition are based on the adjusted basis of hotel assets and liabilities. The Company has estimated these amounts, including intangible assets and goodwill based on third-party appraisals and preliminary valuation studies obtained from third-party consultants. These allocations are subject to change based on the final purchase price allocation.

F-13

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

The following table summarizes the estimated adjustments to depreciation and amortization of real estate assets relating to the KSL Acquisition (in thousands):

Purchase Price
Allocation

Estimated allocation between land, buildings and equipment, intangible assets and goodwill:
Land	$209,079
Buildings and improvements	1,181,256
Equipment	104,295
Trade names with indefinite lives	197,100
Beneficial operating rights (29.7 years)	43,900
Advanced bookings (7.0 years)	21,400
Memberships contracts (13.7 years)	57,100
Goodwill	645,251

Total	$2,459,381

	For the Nine Months Ended	For the Year Ended
	September 30, 2004	December 31, 2003

Estimated depreciation and amortization expense
Buildings and improvements (40 years)	$7,382	$29,531
Equipment (7 years)	3,725	14,899
Beneficial operating rights (29.7 years)	370	1,478
Advanced bookings (7.0 years)	764	2,972
Membership contracts (13.7 years)	1,042	3,832

Total estimated depreciation and amortization expense	13,283	52,712
Less historical KSL depreciation and amortization expense	(15,284)	(59,567)

Estimated adjustment to depreciation expense	$(2,001)	$(6,855)

(13)  Represents estimated management fees that the Company would have incurred to third-party management companies for the six properties acquired as a result of the KSL Acquisition. Management fees are estimated at 2.0 percent of total hotel revenues of these properties (estimated using revenues of $124.3 million achieved by KSL historically for its quarter ended January 31, 2004 and $466.7 million achieved by KSL historically for its year ended October 31, 2003) based on interim management agreements with affiliates of KSL. The adjustment for estimated management fees was approximately $2.5 million and $9.3 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

(14)  Includes a reduction of $3.8 million and $26.6 million for KSL historical corporate employee compensation expense for the months ended September 30, 2004 and the year ended December 31, 2003, respectively, relating to the employment costs that will not be incurred in connection with the interim management contract executed for the properties.

F-14

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(15)  Represents the estimated incremental increase of $700,000 and $2.8 million in property taxes, for the months ended September 30, 2004 and the year ended December 31, 2003, respectively, that the Company expects to incur as a result of the KSL Acquisition.

(16)  Reflects adjustments to remove the historical income tax expense of $4.0 million recorded in the historical KSL Statement of Income and Comprehensive Income during the nine months ended September 30, 2004 and the income tax benefit of $4.0 million recorded in the historical KSL Statement of Operations and Comprehensive Operations during the year ended December 31, 2003, which is not expected to be applicable to the Company under its REIT structure. The Company does not anticipate that its taxable REIT subsidiaries ("TRS") created under the KSL Acquisition would have produced significant taxable income as a result of the completion of the KSL Acquisition and therefore no corresponding pro forma adjustment was made.

(17)  Represents the estimated incremental increase in sales and use tax of $713,000 and $2.8 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, as a result of the TRS structure that was implemented after the completion of the KSL Acquisition. The Company expects to pay state and local sales and use tax on the personal property portion of the rents paid from TRS lessees to its landlord entities. Certain states also require sales and use tax to be paid based on the real estate portion of rental payments from TRS entities. These taxing authorities generally allow an exemption for properties used by hotel operators to the extent that such property is re-leased to hotel guests (the proportion of total room square footage to total hotel square footage).

(18)  Represents compensation expense relating to the fixed awards granted under the Omnibus Plan which is being recognized over the applicable vesting periods as follows (in thousands):

Compensation Expense

				Twelve Months	Nine Months
			Vesting	Ended	Ended
	No. of Shares	Value of Shares	Percentage	12/31/03	9/30/04

Directors	35	$700	100.0%	$700	$700

(19)  Represents the estimated reduction in interest expense from the repayment of the $24.1 million outstanding balance of the Company's Revolving Credit Facility. Interest is one-month LIBOR plus 275 basis points. One-month of 2.10 percent on November 11, 2004 was used to estimate the reduction in interest expense of $876,000 and $1.2 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

F-15